2017 and 4Q17 Financial Results January 24, 2018 ©2017 DISCOVER FINANCIAL SERVICES Exhibit 99.3

The following slides are part of a presentation by Discover Financial Services (the "Company") in connection with reporting quarterly financial results and are intended to be viewed as part of that presentation. No representation is made that the information in these slides is complete. For additional financial, statistical, and business related information, as well as information regarding business and segment trends, see the earnings release and financial supplement included as exhibits to the Company’s Current Report on Form 8-K filed today and available on the Company’s website (www.discover.com) and the SEC’s website (www.sec.gov). The information provided herein includes certain non-GAAP financial measures. The reconciliations of such measures to the comparable GAAP figures are included at the end of this presentation, which is available on the Company’s website and the SEC’s website. The presentation contains forward-looking statements. You are cautioned not to place undue reliance on forward-looking statements, which speak only as of the date on which they are made, which reflect management’s estimates, projections, expectations or beliefs at that time, and which are subject to risks and uncertainties that may cause actual results to differ materially. For a discussion of certain risks and uncertainties that may affect the future results of the Company, please see "Special Note Regarding Forward-Looking Statements," "Risk Factors," "Business – Competition," "Business – Supervision and Regulation" and "Management’s Discussion and Analysis of Financial Condition and Results of Operations" in the Company’s Annual Report on Form 10-K for the year ended December 31, 2016, and under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in the company’s Quarterly Report on Form 10-Q for the quarters ended September 30, 2017, June 30, 2017, and March 31, 2017, which are filed with the SEC and available at the SEC's website (www.sec.gov). The Company does not undertake to update or revise forward-looking statements as more information becomes available. Notice 2

• Solid execution drove net income of $2.1Bn, diluted EPS of $5.42 and 19% return on equity • Adjusted to exclude non-recurring charges, primarily related to the passage of tax reform, diluted EPS was $5.98(1) • Continued focus on prime revolvers led to strong card receivables and revenue growth • Record originations in personal loans and student loans • Credit normalization continued as a result of secular growth of consumer credit as well as our organic growth; credit environment remains benign and risk-adjusted returns are strong • Payment Services network volume increased 12% to $203Bn and income before taxes increased 36% • Achieved positive operating leverage of 4% driven by prudent expense management, while continuing to invest for growth and new capabilities • Achieved a 123% payout ratio via return of $2.5Bn of capital through dividends and share repurchases 2017 Full Year Performance 3 Note(s) 1. Adjusted diluted EPS is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes this information helps investors understand the effect of activities that are not expected to continue and provides a useful metric to evaluate the Company's ongoing operating performance; see appendix for a reconciliation

Receivables YOY Growth 2013 2014 2015 2016 2017 $65.8 $70.0 $72.4 $77.3 $84.2 5% 6% 3% 7% 9% Ending Loans ($Bn) Net Charge-off Rate Solid loan growth and credit performance 4 2013 2014 2015 2016 2017 1.98% 2.04% 2.01% 2.16% 2.70%

4Q17 Summary Financial Results

($MM, except per share data)	4Q17	4Q16	B / (W) $ Δ	B / (W) % Δ
Revenue Net of Interest Expense	$2,614	$2,358	$256	11%
Net Principal Charge-off	583	435	(148)	(34%)
Reserve Change build/(release)	96	143	47	33%
Provision for Loan Losses	679	578	(101)	(17%)
Operating Expense	1,036	897	(139)	(15%)
Direct Banking	870	868	2	—%
Payment Services	29	15	14	93%
Total Pre-Tax Income	899	883	16	2%
Income Tax Expense	512	320	(192)	(60%)
Net Income	$387	$563	($176)	(31%)
ROE	**14%**	**20%**		
Diluted EPS	**$0.99**	**$1.40**	**($0.41)**	**(29%)**
EPS From Non-Recurring Charges	($0.56)			
Adjusted Diluted EPS (1)	$1.55	$ 1.40	**$0.15**	**11%**
Pre-Tax, Pre-Provision Income (2)	$1,578	$1,461	$117	8%

Highlights

- Diluted EPS of $0.99
- Revenue net of interest expense of $2.6Bn, up 11% YOY, driven by higher net interest income
- Provision for loan losses increased $101MM YOY (17%) on higher net charge-offs, partially offset by a smaller reserve build
- Expenses rose 15%, driven by investments to support growth and new capabilities
- Income tax expense includes non-recurring charges of $179MM associated with the passage of tax reform

Note(s)
1. Adjusted Diluted EPS is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of activities that are not expected to continue and provides a useful metric to evaluate the Company's ongoing operating performance; see appendix for a reconciliation
2. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance; see appendix for a reconciliation

5

DISCOVER

Payment Services 4Q16 4Q17 $77.3 $61.5 $9.0 $6.5 $84.2 $67.3 $9.2 $7.4 +9% +9% +2% +14% Note(s) 1. Volume is derived from data provided by licensees for Diners Club branded cards issued outside of North America and is subject to subsequent revision or amendment Total Network Volume up 13% YOY Ending Loans ($Bn) Volume ($Bn) 4Q16 4Q17 $34.0 $35.6 $7.3 $3.2 $36.3 $42.4 $8.4 $3.3 Total Card Student Personal +7% +19% +14% 1% Proprietary PULSE Network PartnersDiners (1) 4Q17 Loan and Volume Growth 6

Note(s) 1. Rewards cost divided by Discover card sales volume Highlights • Receivables growth and margin expansion drove 12% YOY increase in net interest income • Net discount and interchange revenue increased $29MM (11%) YOY driven by a 9% increase in card sales volume • Rewards rate decreased by 3 bps YOY as a result of lower promotional rewards 4Q17 Revenue Detail B / (W) ($MM) 4Q17 4Q16 $ Δ % Δ Interest Income $2,556 $2,258 $298 13% Interest Expense 436 366 (70) (19%) Net Interest Income 2,120 1,892 228 12% Discount/Interchange Revenue 717 665 52 8% Rewards Cost 434 411 (23) (6%) Net Discount/Interchange Revenue 283 254 29 11% Protection Products Revenue 54 59 (5) (8%) Loan Fee Income 96 93 3 3% Transaction Processing Revenue 43 40 3 8% Other Income 18 20 (2) (10%) Total Non-Interest Income 494 466 28 6% Revenue Net of Interest Expense $2,614 $2,358 $256 11% Direct Banking $2,543 $2,293 $250 11% Payment Services 71 65 6 9% Revenue Net of Interest Expense $2,614 $2,358 $256 11% Change ($MM) 4Q17 4Q16 QOQ YOY Discover Card Sales Volume $35,339 $32,486 10% 9% Rewards Rate (1) 1.23% 1.26% -7 bps -3 bps 7

4Q17 Net Interest Margin

($MM)	4Q17 Average Balance	4Q17 Rate	4Q16 Average Balance	4Q16 Rate
Credit Card	$64,791	12.79%	$59,121	12.62%
Private Student	9,158	7.69%	8,954	7.06%
Personal	7,455	12.27%	6,425	12.09%
Other	398	5.66%	275	4.88%
Total Loans	81,802	12.14%	74,775	11.88%
Other Interest-Earning Assets	15,566	1.34%	14,040	0.71%
Total Interest-Earning Assets	$97,368	10.41%	$88,815	10.12%
Direct to Consumer and Affinity	$38,807	1.44%	$35,396	1.26%
Brokered Deposits and Other	18,244	2.12%	14,355	1.93%
Interest Bearing Deposits	57,051	1.65%	49,751	1.45%
Borrowings	26,446	2.97%	25,860	2.85%
Total Interest-Bearing Liabilities	$83,497	2.07%	$75,611	1.93%

(%)	4Q17	Change QOQ	Change YOY
Total Interest Yield	12.14%	-1bps	26bps
NIM on Receivables	10.28%	0bps	21bps
NIM on Interest-Earning Assets	8.64%	4bps	17bps

Highlights

- Net interest margin on receivables increased 21 bps YOY on higher loan yields, partially offset by higher funding costs
- Credit card yield increased 17 bps YOY as the prime rate increased, partially offset by portfolio mix and higher interest charge-offs
- Average consumer deposits grew 10% YOY and composed 46% of total average funding
- Funding costs on interest-bearing liabilities increased 14 bps YOY, driven by higher market rates partially offset by tighter credit spreads on refinanced long-term debt

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DISCOVER

Note(s) 1. Defined as reported total operating expense divided by revenue net of interest expense Highlights • Employee compensation and benefits up 17% YOY, primarily on higher staffing levels, as well as higher average salaries • Also includes $16MM related to a one-time bonus granted to eligible employees following the passage of tax reform • Marketing up 21% YOY as a result of higher acquisition costs and brand advertising • Professional fees up 24% YOY, primarily due to investments in technology and analytic capabilities 4Q17 Operating Expense Detail B / (W) ($MM) 4Q17 4Q16 $ Δ % Δ Employee Compensation and Benefits $411 $352 ($59) (17%) Marketing and Business Development 213 176 (37) (21%) Information Processing & Communications 80 81 1 1% Professional Fees 189 152 (37) (24%) Premises and Equipment 26 23 (3) (13%) Other Expense 117 113 (4) (4%) Total Operating Expense $1,036 $897 ($139) (15%) Direct Banking 995 846 ($149) (18%) Payment Services 41 51 10 20% Total Operating Expense $1,036 $897 ($139) (15%) Operating Efficiency(1) 39.7% 38.0% (170) bps 9

# Credit Performance Trends

## Total Company Loans



1.85 2.02 2.11 2.18 2.02 2.31 2.60 2.71 2.63 2.85
1.60 1.67 1.64 1.60 1.79 1.97 1.97 1.93 2.05 2.20
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
NCO rate (%)
30+ day DQ rate ex-PCI (%)

## Credit Card Loans



2.04 2.18 2.34 2.39 2.17 2.47 2.84 2.94 2.80 3.03
1.65 1.72 1.68 1.63 1.87 2.04 2.06 2.00 2.14 2.28
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
NCO rate (%)
30+ day DQ rate (%)

## Private Student Loans



1.88 1.91 1.92 1.88 1.87 2.22 2.04 2.12 2.14 2.35
0.57 0.82 0.56 0.74 0.70 1.00 0.60 0.85 1.14 1.03
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
NCO rate (%)
30+ day DQ rate ex-PCI (%)

## Personal Loans



1.99 2.28 2.45 2.38 2.63 2.70 3.16 3.18 3.19 3.62
0.80 0.89 0.97 1.02 0.98 1.12 1.12 1.14 1.27 1.40
3Q15 4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17
NCO rate (%)
30+ day DQ rate (%)

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DISCOVER

4Q15 1Q16 2Q16 3Q16 4Q16 1Q17 2Q17 3Q17 4Q17 93 95 94 99 99 104 108 109 123 13.9 14.3 14.3 13.9 13.2 13.4 13.0 12.5 11.6 Capital Trends Note(s) 1. Common Equity Tier 1 Capital Ratio (Basel III Transition) 2. Payout Ratio is displayed on a trailing twelve month basis. This represents the trailing twelve months’ Capital Return to Common Stockholders divided by the trailing twelve months’ Net Income Allocated to Common Stockholders Common Equity Tier 1 (CET1) Capital Ratio(1) (%) Payout Ratio(2) (%) 11

Balance Sheet • Total loans grew 9% ($7.0Bn) YOY with strong contributions from all primary lending products • Credit card loans grew 9% ($5.8Bn) YOY as sales volume increased 9% • Average consumer deposits grew 10% ($3.4Bn) YOY, while deposit rates increased 18 bps 4Q17 Financial Summary 12 • Total NCO rate of 2.85%, up 54 bps YOY • Driven by supply- induced credit normalization and loan seasoning • Capital plan execution • Repurchased 8.1MM shares of common stock for $555MM • CET1 capital ratio(1) of 11.6%, down 160 bps YOY • Net income of $387MM and diluted EPS of $0.99 • Revenue growth of 11% on higher net interest income • NIM of 10.28%, up 21 bps YOY • Efficiency ratio up 170 bps YOY to 40% reflecting investments in growth and technology Credit and Capital Profitability Note(s) 1. Basel III Transition

2018 Guidance 2017 Actual 2018 Guidance Total Loan Growth 9% 7 - 9% Operating Expense $3.8Bn $4.0 - 4.1Bn Rewards Rate 1.24% 1.28 - 1.30% Total Company NIM 10.2% 10.3 - 10.4% Total Net Charge-off Rate 2.7% 3.0 - 3.25% Effective Tax Rate 24% 13

Note(s) 1. Adjusted Diluted EPS is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company’s reported results. Management believes this information helps investors understand the effect of activities that are not expected to continue and provides a useful metric to evaluate the Company's ongoing operating performance; see appendix for a reconciliation Appendix Reconciliation of GAAP to Non-GAAP Data (unaudited) 4Q17 Full Year 2017 Diluted EPS $0.99 $5.42 Adjusted for: Employee compensation one-time bonus 0.03 0.03 Original issuance cost related to series B preferred stock redemption 0.04 0.04 Tax related one-time items 0.49 0.49 Adjusted diluted EPS (1) $1.55 $5.98 14

Note(s) 1. Pre-tax, pre-provision income, which is derived by adding provision for loan losses to pre-tax income, is a non-GAAP financial measure which should be viewed in addition to, and not as a substitute for, the Company's reported results. Management believes this information helps investors understand the effect of provision for loan losses on reported results and provides an alternate presentation of the Company's performance Appendix Reconciliation of GAAP to Non-GAAP Data (unaudited, $MM) 4Q17 4Q16 Provision for loan losses $679 $578 Income before income taxes 899 883 Pre-tax, pre-provision income(1) $1,578 $1,461 15